UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2025

THERIVA BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9605 Medical Center Drive, Suite 270

Rockville, Maryland 20850

(Address of principal executive offices and zip code)

(301) 417-4364

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TOVX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On October 13, 2025, Theriva Biologics, Inc. (the “Company”) issued a press release announcing the presentation on October 20, 2025 of expanded metastatic pancreatic ductal adenocarcinoma (mPDAC) data from the VIRAGE Phase 2b trial (NCT05673811) at the European Society for Medical Oncology (ESMO 2025) Annual Congress. The press release also announced a separate poster presentation on the same day describing previously reported data for SYN-004 (ribaxamase) in allogeneic hematopoietic transplant recipients at Infectious Diseases Week (IDWeek) 2025 Annual Meeting.

Results from the VIRAGE Phase 2b trial included in the abstract are set forth below:

112 patients were randomized. Patients in the modified intent to treat (mITT) population received at least 1 dose of gemcitabine/nab-paclitaxel (GA) standard of care chemotherapy (GA, Arm I) or VCN-01 (Arm II). Patients in the full analysis set (FAS) population received at least 1 dose of gemcitabine/nab-paclitaxel standard of care chemotherapy (GA; Arm I) or VCN-01 followed by at least 1 dose of GA (Arm II).

	mITT			FAS
	Arm I (48)	Arm II (53)	HR (95% CI)	Arm I (48)	Arm II (48)	HR (95% CI)
OS mo.	8.6	10.6	0.69 (0.42-1.12) P=0.196	8.6	10.8	0.57 (0.34-0.96) P=0.055
PS mo.	4.6	5.6	0.63 (0.4-1.0) P=0.047	4.6	7.0	0.55 (0.34-0.88) P=0.011
DoR mo.	5.4	11.2	0.22 (0.08-0.62) P=0.004	5.4	11.2	0.22 (0.08-0.62) P=0.004
ORR	31.3%	35.8%		31.3%	39.6%
Definitions -mo. (Months). OS (overall survival). PS or PFS (progression free survival). DoR (duration of response). ORR (objective response rate). HR (hazard ratio). CI (confidence interval).

Compared to patients who started GA cycle 4 alone (Arm I), patients who received 2 VCN-01 doses and started GA cycle 4 (Arm II) showed greater improvement in OS (14.8 vs 11.6 months; HR 0.44; 95% CI 0.21 - 0.92; P=0.046) and PFS (11.2 vs 7.4 months; HR 0.48; 95% CI 0.25 - 0.91; P=0.017). VCN-01 administration was well tolerated. All VCN- 01-related serious adverse events (n=13) were resolved, the most common being flu-like symptoms (13,2%), transaminase increase (5.7%) and drug-induced liver injury (3.8%). Viral genome analysis confirmed the bioactivity of the second VCN-01 dose.

This study met its primary endpoints. Patients receiving VCN-01 + GA had improved OS, PFS and DoR compared to GA standard of care.

The full abstract for the presentation has been released by ESMO. A copy of the abstract titled “VIRAGE trial: randomized Phase IIb, open-label, study of Nab-Paclitaxel and Gemcitabine with/without intravenous VCN-01 in Patients with Metastatic Pancreatic Cancer (mPDAC )” is filed as an exhibit to this Current Report on Form 8-K.

The information in this Item 7.01 and in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended and shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The press release furnished as Exhibit 99. to this Current Report on Form 8-K includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained therein are “forward-looking” rather than historical.

Item 8.01. Other Events.

On October 13, 2025, the Company issued a press release announcing the presentation on October 20, 2025 of expanded metastatic pancreatic ductal adenocarcinoma (mPDAC) data from the VIRAGE Phase 2b trial (NCT05673811) at ESMO 2025.

Results from the abstract for the VIRAGE Phase 2b trial are set forth below.

112 patients were randomized. Patients in the modified intent to treat (mITT) population received at least 1 dose of GA (Arm I) or VCN-01 (Arm II). Patients in the full analysis set (FAS) population received at least 1 dose of gemcitabine/nab-paclitaxel standard of care chemotherapy (GA; Arm I) or VCN-01 followed by at least 1 dose of GA (Arm II).

	mITT			FAS
	Arm I (48)	Arm II (53)	HR (95% CI)	Arm I (48)	Arm II (48)	HR (95% CI)
OS mo.	8.6	10.6	0.69 (0.42-1.12) P=0.196	8.6	10.8	0.57 (0.34-0.96) P=0.055
PS mo.	4.6	5.6	0.63 (0.4-1.0) P=0.047	4.6	7.0	0.55 (0.34-0.88) P=0.011
DoR mo.	5.4	11.2	0.22 (0.08-0.62) P=0.004	5.4	11.2	0.22 (0.08-0.62) P=0.004
ORR	31.3%	35.8%		31.3%	39.6%
Definitions: mo.(months). OS (overall survival). PS or PFS (progression free survival). DoR (duration of response). ORR (objective response rate). HR (hazard ratio). CI (confidence interval)

Compared to patients who started GA cycle 4 alone (Arm I), patients who received 2 VCN-01 doses and started GA cycle 4 (Arm II) showed greater improvement in OS (14.8 vs 11.6 months; HR 0.44; 95% CI 0.21 - 0.92; P=0.046) and PFS (11.2 vs 7.4 months; HR 0.48; 95% CI 0.25 - 0.91; P=0.017). VCN-01 administration was well tolerated. All VCN- 01-related serious adverse events (n=13) were resolved, the most common being flu-like symptoms (13,2%), transaminase increase (5.7%) and drug-induced liver injury (3.8%). Viral genome analysis confirmed the bioactivity of the second VCN-01 dose.

The study met its primary endpoints. Patients receiving VCN-01 + GA had improved OS, PFS and DoR compared to GA standard of care.

The full abstract for the presentation has been released by ESMO. A copy of the abstract titled “VIRAGE trial: randomized Phase IIb, open-label, study of Nab-Paclitaxel and Gemcitabine with/without intravenous VCN-01 in Patients with Metastatic Pancreatic Cancer (mPDAC ).” is filed as an exhibit to this Current Report on Form 8-K. and is incorporated herein by reference.

The expanded data will be presented at ESMO 2025 on October 20, 2025.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Theriva Biologics, Inc., dated October 13, 2025
99.2	Abstract: “VIRAGE trial: randomized Phase IIb, open-label, study of Nab-Paclitaxel and Gemcitabine with/without intravenous VCN-01 in Patients with Metastatic Pancreatic Cancer (mPDAC)”
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 14, 2025	THERIVA BIOLOGICS, INC.

	By:	/s/ Steven A. Shallcross
		Name:	Steven A. Shallcross
		Title:	Chief Executive Officer and Chief Financial Officer